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                                                                EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]


                                October 16, 1997


Chancellor Media Corporation
433 East Las Colinas Boulevard
Irving, Texas  75039

        Re: Chancellor Media Corporation (the "Company") Registration Statement on Form S-3 (File No. 333-36885)

Ladies and Gentlemen:

        In connection with the registration of resales of 5,990,000 shares of $3.00 Convertible Exchangeable Preferred Stock with a liquidation preference of $50.00 per share (the "Preferred Shares"), $299,500,000 in aggregate principal amount of the 6% Convertible Subordinated Exchange Debentures due 2012 issuable upon exchange of the Preferred Shares (the "Debentures") and the shares of Common Shares initially issuable upon conversion of the Preferred Shares and the Debentures (the "Common Shares" and together with the Preferred Shares and the Debentures, the "Securities") under the Securities Act of 1933, as amended (the "Act"), by Chancellor Media Corporation, a Delaware corporation (the "Company"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on October 1, 1997, as amended on October 16, 1997 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken or proposed to be taken by the Company in connection with the registration of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or


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Chancellor Media Corporation
October 16, 1997
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copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and the internal laws of the state of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing, it is our opinion that:

        1. The Preferred Shares had been duly authorized by all necessary corporate action of the Company and is validly issued, fully paid and nonassessable.

        2. The Common Shares has been duly authorized by all necessary corporate action of the Company and, upon issuance thereof upon conversion of Preferred Shares or Debentures, as the case may be, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

        3. The Debentures have been duly authorized by all necessary corporate action of the Company and, when executed by the Trustee and upon issuance thereof in exchange for the Preferred Shares in the manner contemplated by the Registration Statement in accordance with the terms of the Indenture, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        The opinions rendered in paragraph 3 relating to the legally valid and binding nature of the Debentures are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses contained in the Indenture.
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Chancellor Media Corporation
October 16, 1997
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        To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee under the Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under each of the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters" in the Registration Statement.


                                        Very truly yours,



                                        /s/ LATHAM & WATKINS